Exhibit 5.1

May 12, 2021

Raymond James Financial, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

I have acted as counsel to Raymond James Financial, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of an indeterminate amount of (i) debt securities of the Company (the “Debt Securities”), (ii) warrants of the Company (the “Warrants”), (iii) purchase contracts of the Company (the “Purchase Contracts”), (iv) units, which are comprised of two or more securities, in any combination (the “Units”), (v) shares of the Company’s preferred stock, par value $0.10 per share (the “Preferred Stock”), (vi) fractional interests in the Company’s Preferred Stock represented by depositary shares (the “Depositary Shares”) and (vii) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock,” and together with the Debt Securities, Warrants, Purchase Contracts, Units, Preferred Stock and Depositary Shares, the “Securities”). The Securities being registered under the Registration Statement will be offered by the Company on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

This opinion is being delivered in accordance with the requirements of Paragraphs 23 and 29 of Schedule A to the Securities Act, and Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

As such counsel, I am familiar with the corporate proceedings of the Company to date with respect to the proposed issuance and sale of the Securities, and have examined such corporate records of the Company, and such other documents and certificates of public officials and of the Company, and such questions of law as I have deemed necessary or appropriate as a basis for the opinions set forth below.

I also have examined the Registration Statement, including the form of Underwriting Agreement for Preferred Stock and the form of Underwriting Agreement for Common Stock, each filed as an exhibit to the Registration Statement, and the Form of Certificate for Preferred Stock and the Specimen Common Stock Certificate, each incorporated by reference.

In such examination, I have assumed the genuineness of all signatures and the authenticity of all items submitted as originals and the conformity with originals of all items submitted as copies.

As to any facts material to the opinions expressed below which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company, and others.

The opinions expressed below are limited to the laws of the State of Florida, and the federal laws of the United States of America, as in effect on the date of this letter (the “Applicable Law”). The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date of this letter, which laws are subject to change with possible retroactive effect.

May 12, 2021

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is my opinion that:

1. With respect to any series of Common Stock to be offered by the Company pursuant to the Registration Statement, when: (i) the Registration Statement has become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Company and the other parties to such agreement, (iv) the Board of Directors, including any appropriate committee appointed by the Board of Directors pursuant to Florida Statutes Section 607.0825, and appropriate officers of the Company have taken all necessary corporate action (including obtaining shareholder approval, if necessary) to approve the issuance and terms of the Common Stock and related matters, and (v) the certificates of the Common Stock have been duly executed by the Company, countersigned by the Company’s transfer agent, and duly delivered to the purchasers of the shares of Common Stock against payment in full for such shares, then the shares of the Common Stock (including any as part of any Units), when issued and sold as contemplated in the Registration Statement and the appropriate prospectus supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized and validly issued, fully paid and non-assessable.

2. With respect to any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement, when: (i) the Registration Statement has become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties to such agreement, (iv) the Board of Directors, including any appropriate committee appointed by the Board of Directors pursuant to Florida Statutes Section 607.0825, and appropriate officers of the Company have taken all necessary corporate action (including obtaining shareholder approval, if necessary) to approve the issuance and terms of the Preferred Stock and related matters, (v) the certificates of the Preferred Stock have been duly executed by the Company, countersigned by the Company’s transfer agent, and duly delivered to the purchasers of the shares of Preferred Stock against payment in full for such shares, and (vi) the Common Stock relating to such Preferred Stock has been duly authorized for issuance (if such Preferred Stock is convertible to Common Stock), then the shares of the Preferred Stock (including any as part of any Units), when issued and sold as contemplated in the Registration Statement and the appropriate prospectus supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized and validly issued, fully paid and non-assessable.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, I have assumed that each party (other than the Company) to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it.

In rendering the opinions expressed above, I have further assumed that

(i)

the terms of the Common Stock and the Preferred Stock will not violate any Applicable Law, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and

(ii)	the consideration paid for any Common Stock or Preferred Stock will comply with Florida Statutes Section 607.0621 or any successor provision.

I hereby consent to the use of my name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Commission. I further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, I do not admit hereby that I come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

May 12, 2021

Very truly yours,

/s/ E. Michael Serbanos
E. Michael Serbanos
General Counsel – Capital Markets, Asset Management, and Corporate Development